UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 21, 2015

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On August 21 2015, Emmis Communications Corporation (the “Company”) received a letter from Nasdaq notifying the Company that its Series A Non-Cumulative Convertible Preferred Stock (listed on the Nasdaq Global Select Market under the symbol "EMMSP") (“Preferred Stock”) no longer complies with the requirement under Nasdaq Listing Rule 5460(a)(2) to maintain a minimum Market Value of Publicly Held Shares (as such terms are defined under the Nasdaq Listing Rules, “MVPHS”) of $1 Million. In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has 180 calendar days, or until February 17, 2016, to regain compliance with the MVPHS requirement for its Preferred Stock. During the 180 day period, the Company's Preferred Stock will continue to trade on the Nasdaq Global Select Market.
This deficiency notice does not affect the Company’s Class A Common Stock (listed on the Nasdaq Global Select Market under the symbol "EMMS").
If at any time before February 17, 2016, the MVPHS of the Preferred Stock equals or exceeds $1 Million (based on closing bid price) for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has achieved compliance with the MVPHS requirement. If the Company does not regain compliance with the MVPHS requirement by February 17, 2016, Nasdaq will notify the Company that its Preferred Stock will be delisted from the Nasdaq Global Select Market. Nasdaq rules would then permit the Company to appeal any delisting determination by the Nasdaq staff to a Nasdaq hearings panel.
The Company intends to actively evaluate and monitor the MVPHS of its Preferred Stock between now and February 17, 2016, and consider implementation of various options available to the Company if the Preferred Stock does not trade at a level that is likely to regain compliance.

Note: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•     general economic and business conditions;
•     fluctuations in the demand for advertising and demand for different types of advertising media;
•     our ability to service our outstanding debt;
•     increased competition in our markets and the broadcasting industry;
•     our ability to attract and secure programming, on-air talent, writers and photographers;
•     inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•     increases in the costs of programming, including on-air talent;
•     inability to grow through suitable acquisitions;
•     changes in audience measurement systems
•     new or changing regulations of the Federal Communications Commission or other governmental agencies;
•     competition from new or different technologies;
•     war, terrorist acts or political instability; and
•     other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: August 24, 2015
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary